Exhibit 99.1

J.P. Morgan Healthcare Conference January 9, 2023 This non - promotional presentation contains investigational data as well as forward - looking statements; actual results may vary m aterially.

J.P. Morgan Healthcare Conference 2023 Strategy & Business Update 2 Leonard S. Schleifer, MD, PhD Co - Founder, President & Chief Executive Officer

3 Note regarding forward - looking statements and non - GAAP financial measures This presentation includes forward - looking statements that involve risks and uncertainties relating to future events and the future performance of Regeneron Pharmaceuticals, Inc . ("Regeneron" or the "Company"), and actual events or results may differ materially from these forward - looking statements . Words such as "anticipate," "expect," "intend," "plan," "believe," "seek," "estimate," variations of such words, and similar expressions are intended to identify such forward - looking statements, although not all forward - looking statements contain these identifying words . These statements concern, and these risks and uncertainties include, among others, the impact of SARS - CoV - 2 (the virus that has caused the COVID - 19 pandemic) on Regeneron's business and its employees, collaborators, and suppliers and other third parties on which Regeneron relies, Regeneron's and its collaborators' ability to continue to conduct research and clinical programs, Regeneron's ability to manage its supply chain, net product sales of products marketed or otherwise commercialized by Regeneron and/or its collaborators or licensees (collectively, "Regeneron's Products"), and the global economy ; the nature, timing, and possible success and therapeutic applications of Regeneron's Products and product candidates being developed by Regeneron and/or its collaborators or licensees (collectively, "Regeneron's Product Candidates") and research and clinical programs now underway or planned, including without limitation EYLEA ® (aflibercept) Injection, Dupixent ® (dupilumab) Injection, Libtayo ® (cemiplimab) Injection, Praluent ® (alirocumab) Injection, Kevzara ® (sarilumab) Injection, Evkeeza ® ( evinacumab ), Inmazeb ® ( atoltivimab , maftivimab , and odesivimab - ebgn ), aflibercept 8 mg, pozelimab, odronextamab , itepekimab, fianlimab , garetosmab , linvoseltamab , REGN 5713 - 5714 - 5715 , Regeneron's other oncology programs (including its costimulatory bispecific portfolio), Regeneron's and its collaborators' earlier - stage programs (including REGN 14287 , Regeneron’s “next generation” COVID - 19 antibody discussed in this presentation), and the use of human genetics in Regeneron's research programs ; uncertainty of the utilization, market acceptance, and commercial success of Regeneron's Products and Regeneron's Product Candidates and the impact of studies (whether conducted by Regeneron or others and whether mandated or voluntary), including the studies discussed or referenced in this presentation, on any of the foregoing or any potential regulatory approval of Regeneron's Products and Regeneron's Product Candidates ; the likelihood, timing, and scope of possible regulatory approval and commercial launch of Regeneron's Product Candidates and new indications for Regeneron's Products, including without limitation those listed above ; the likelihood and timing of achieving any of the anticipated milestones described in this presentation ; safety issues resulting from the administration of Regeneron's Products and Regeneron's Product Candidates in patients, including serious complications or side effects in connection with the use of Regeneron's Products and Regeneron's Product Candidates in clinical trials ; determinations by regulatory and administrative governmental authorities which may delay or restrict Regeneron's ability to continue to develop or commercialize Regeneron's Products and Regeneron's Product Candidates ; ongoing regulatory obligations and oversight impacting Regeneron's Products, research and clinical programs, and business, including those relating to patient privacy ; the availability and extent of reimbursement of Regeneron's Products from third - party payers, including private payer healthcare and insurance programs, health maintenance organizations, pharmacy benefit management companies, and government programs such as Medicare and Medicaid ; coverage and reimbursement determinations by such payers and new policies and procedures adopted by such payers ; competing drugs and product candidates that may be superior to, or more cost effective than, Regeneron's Products and Regeneron's Product Candidates ; the extent to which the results from the research and development programs conducted by Regeneron and/or its collaborators or licensees (including those discussed or referenced in this presentation) may be replicated in other studies and/or lead to advancement of product candidates to clinical trials or therapeutic applications ; the ability of Regeneron to manufacture and manage supply chains for multiple products and product candidates ; the ability of Regeneron's collaborators, licensees, suppliers, or other third parties (as applicable) to perform manufacturing, filling, finishing, packaging, labeling, distribution, and other steps related to Regeneron's Products and Regeneron's Product Candidates ; unanticipated expenses ; the costs of developing, producing, and selling products ; the ability of Regeneron to meet any of its financial projections or guidance and changes to the assumptions underlying those projections or guidance ; the potential for any license or collaboration agreement, including Regeneron's agreements with Sanofi and Bayer (or their respective affiliated companies, as applicable), to be cancelled or terminated ; and risks associated with intellectual property of other parties and pending or future litigation relating thereto, other litigation and other proceedings and government investigations relating to the Company and/or its operations, the ultimate outcome of any such proceedings and investigations, and the impact any of the foregoing may have on Regeneron's business, prospects, operating results, and financial condition . A more complete description of these and other material risks can be found in Regeneron's filings with the U . S . Securities and Exchange Commission . Any forward - looking statements are made based on management's current beliefs and judgment, and the reader is cautioned not to rely on any forward - looking statements made by Regeneron . Regeneron does not undertake any obligation to update (publicly or otherwise) any forward - looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise . This presentation includes non - GAAP net income per diluted share, which is a financial measure that is not calculated in accordance with U . S . Generally Accepted Accounting Principles (“GAAP”) . This non - GAAP financial measure is computed by excluding certain non - cash and/or other items from the related GAAP financial measure . The Company also includes a non - GAAP adjustment for the estimated income tax effect of reconciling items . The Company makes such adjustments for items the Company does not view as useful in evaluating its operating performance . Management uses this and other non - GAAP measures for planning, budgeting, forecasting, assessing historical performance, and making financial and operational decisions, and also provides forecasts to investors on this basis . Additionally, such non - GAAP measures provide investors with an enhanced understanding of the financial performance of the Company's core business operations . However, there are limitations in the use of such non - GAAP financial measures as they exclude certain expenses that are recurring in nature . Furthermore, the Company's non - GAAP financial measures may not be comparable with non - GAAP information provided by other companies . Any non - GAAP financial measure presented by Regeneron should be considered supplemental to, and not a substitute for, measures of financial performance prepared in accordance with GAAP .

2022 progress across key strategic priorities positions Regeneron to deliver long - term shareholder value 4 Potential upcoming regulatory submissions, approvals and data readouts Positive aflibercept 8 mg data position retinal franchise for prolonged leadership Exceptional Dupixent clinical profile and commercial execution , now approved to treat five Type 2 allergic diseases and in AD patients as young as 6 months Strengthened immuno - oncology platform with Libtayo acquisition , advances for CD3 bispecifics , promising costimulatory bispecific data, and robust LAG - 3 program Potential breakthrough advance for COVID - 19 treatment and prevention with a novel monoclonal antibody This slide contains investigational drug candidates that have not been approved by any regulatory authority. Note: Definitions for all acronyms and abbreviations in this presentation can be found on page 37.

Maintaining U.S. leadership with 2022 revenue growth continuing to outpace anti - VEGF category growth 5 $0.0 $0.8 $1.4 $1.7 $2.7 $3.3 $3.7 $4.1 $4.6 $4.9 $5.8 $6.3 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 U.S. Net Product Sales, in $ Billions #1 anti - VEGF treatment for retinal diseases • FY 2022 U.S. net product sales of $6.26B (+8% YoY)* • Q4 2022 U.S. net product sales of $1.50B ( - 3% YoY)* • Negatively impacted by a short - term shift to off - label use of compounded Avastin • Temporary closing in Q4 2022 of fund that provides patient co - pay assistance • Most recent Q4 2022 market data suggests that shift to off - label Avastin is already beginning to reverse ~75% branded category share in December 2022, consistent with prior 2022 quarters † Demographic trends expected to drive future category growth * Based on preliminary, unaudited results † Symphony Health, as of December 23, 2022. * +8% Annual growth in 2022* Standard - of - care based on 11+ years of safety and efficacy experience, breadth of indications, and flexible dosing regimens

Reducing treatment burden for patients with wAMD and DME remains a high unmet need If approved, patients eligible for aflibercept 8 mg could benefit from extended dosing intervals Aflibercept 8 mg has potential to shift treatment paradigm; positions Regeneron’s retinal franchise for prolonged leadership 6 Aflibercept 8 mg is an investigational product and has not been approved for use by any regulatory authority. BLA submission completed in December 2022 Using priority review voucher to expedite FDA review Pre - launch planning underway with potential FDA approval by late August 2023 Aflibercept 8 mg has the potential to become the next - generation standard - of - care anti - VEGF treatment Aflibercept 8 mg is being jointly developed by Regeneron and Bayer AG. The lead sponsors of the trials were Regeneron for PHO TON and Bayer for PULSAR.

Q8W* 7% Pooled Aflibercept 8 mg (N=456^) Q8W* 4% Q12W* 7% Q16W 89% Aflibercept 8 mg Q16W (N=156^) 93% of aflibercept 8 mg DME patients maintained dosing intervals ≥12 weeks through week 48 7 Q8W* 9% Q12W 91% Aflibercept 8 mg Q12W (N=300^) Safety of aflibercept 8 mg comparable to that of aflibercept 2 mg *Patients shortened based on dose - regimen modification assessments at some point through week 48. † aflibercept 2 mg Q8W n=167, aflibercept 8 mg Q12W n=328, aflibercept 8 mg Q16W n=163. ^Patients completing week 48 Mean # of injections through week 48 † Aflibercept 2 mg (Q8W) 7.7 Aflibercept 8 mg (Q12W) 5.7 Aflibercept 8 mg (Q16W) 4.9 Aflibercept 8 mg is an investigational product and has not been approved for use by any regulatory authority. ≥Q12W 93% Aflibercept 8 mg 12 - and 16 - week dosing regimens achieved non - inferior vision gains compared to aflibercept 2 mg 8 - week dosing r egimen

Q8W* 13% Q12W* 11% Q16W 77% Aflibercept 8 mg Q16W (N=312^) Q8W* 17% Pooled Aflibercept 8 mg (N=628^) 83% of aflibercept 8 mg wAMD patients maintained dosing intervals ≥12 weeks through week 48 8 Q8W* 21% Q12W 79% Aflibercept 8 mg Q12W (N=316^) ≥Q12W 83% Mean # of injections in first 48 weeks † Aflibercept 2 mg (Q8W) 6.9 Aflibercept 8 mg (Q12W) 6.1 Aflibercept 8 mg (Q16W) 5.2 *Patients shortened based on DRM assessments at some point through week 48. † Patients completing 48 week; 2 mg Q8W n=309, 8 mg Q12W n=316, 8 mg Q16W n=312. ^ Patients completing week 48. Note: Percentages may not add to 100% due to rounding. Bayer AG is the lead sponsor of the PULSAR study. Safety of aflibercept 8 mg comparable to that of aflibercept 2 mg Aflibercept 8 mg 12 - and 16 - week dosing regimens achieved non - inferior vision gains compared to aflibercept 2 mg 8 - week dosing r egimen Aflibercept 8 mg is an investigational product and has not been approved for use by any regulatory authority.

7% remained on Q4W dosing throughout Year 1 Cross - trial comparison of aflibercept 8 mg and faricimab in DME patients 9 Dosing intervals of DME patients randomized to aflibercept 8 mg Q16W arm (N=156) in PHOTON study, through 48 weeks Dosing intervals of DME patients randomized to faricimab 6 mg PTI arm (N=286) in YOSEMITE study, through 52 weeks* Aflibercept 8 mg is an investigational product and has not been approved for use by any regulatory authority. No head - to - head d ata vs. faricimab available – caution advised when comparing results of different clinical studies. For descriptive purposes on ly. 0 4 8 12 16 20 24 28 32 36 40 44 48 0 4 8 12 16 20 24 28 32 36 40 44 48 52 52 Only ~2 in 10 completed a full Q16W dosing cycle at the end of Year 1 • Interval extension was permitted notwithstanding a CST increase or decrease of ≤10% with up to a 10 - letter loss of vision ~4 in 10 unable to achieve or maintain dose extension (Q8W, Q12W, Q16W) 89% maintained Q16W dosing through week 48 Weeks Patients 3 initial monthly doses *Wycoff C et al. Efficacy, durability, and safety of intravitreal faricimab with extended dosing up to every 16 weeks in pati ent s with diabetic macular oedema (YOSEMITE and RHINE): two randomised , double - masked, phase 3 trials. Lancet 2022; 399: 741 – 55. Colors modified for consistency. Q8W Q12W Q16W Q4W Initial doses Weeks Patients decision 4 initial monthly doses

Cross-trial comparison of aflibercept 8 mg and faricimab in wAMD patients

Dosing intervals of wAMD patients randomized to aflibercept 8 mg Q16W arm (N=312) in PULSAR study



3 initial monthly doses
Patients
Weeks
0 4 8 12 16 20 24 28 32 36 40 44 48
77%
maintained Q16W dosing through week 48
11%
achieved Q12W dosing through week 48
Initial doses
Post-initiation period
Q8W
Q12W
Q16W

Dosing intervals of wAMD patients randomized to faricimab 6 mg in TENAYA and LUCERNE studies (n=665)*

(Dose interval shortening was not permitted in Year 1 per studies' protocols)



4 initial monthly doses
Patients
Weeks
0 4 8 12 16 20 24 28 32 36 40 44 48
45%
assigned to Q16W dosing at week 24
33%
assigned to Q12W dosing at week 24
22%
assigned to Q8W dosing at week 20

10

*AAO 2022. Colors modified for consistency.

REGENERON

Aflibercept 8 mg is an investigational product and has not been approved for use by any regulatory authority. No head-to-head data vs. faricimab available – caution advised when comparing results of different clinical studies. For descriptive purposes only.

In first 9 months of 2022, Dupixent global net product sales grew 41% and exceeded $6.2 billion Incremental market penetration, new indications, and younger populations represent significant opportunity for continued grow th 11 2022 regulatory progress across 5 diseases: Atopic Dermatitis Approved by FDA as first biologic medicine for AD patients aged 6 months to 5 years; EU submission under review Asthma Approved by EC for patients aged 6 to 11 years Eosinophilic Esophagitis Approved by FDA as first and only treatment; recommended for EU approval by the CHMP Prurigo Nodularis Approved by FDA and EC as first and only treatment Chronic Spontaneous Urticaria x sBLA submitted to FDA for biologic - naïve patients 2022 approvals expected to make meaningful revenue growth contributions starting in 2023 $3.4 $4.7 $1.1 $1.5 First 9 Months of 2021 First 9 Months of 2022 U.S. ROW +41% Sanofi records global net product sales of Dupixent, $ Billions This slide contains investigational indications for dupilumab that have not been approved by any regulatory authority.

Delivering on "pipeline in a product" potential

DUPIXENT® (dupilumab)

Dupixent clinical trials have demonstrated that IL-4 and IL-13 are key drivers of multiple Type 2 allergic diseases



DUPIXENT® (dupilumab)
Atopic Dermatitis Adults 18+
Asthma Adults/Adol 12+
Atopic Dermatitis Adolescent 12+
CRSwNP Adults 18+
Atopic Dermatitis Ped 6-11
Asthma Ped 6-11
Atopic Dermatitis Infant 6 mo-5Y
EoE Adults/Adol 12+
Prurigo Nodularis Adults 18+
Today
CSU Adults/Adol 12+
EoE Ped 1-11
CIndU-COLD Adults/Adol 12+
COPD Adults 18+
BP Adults 18+
CPUO Adults 18+
AFRS Adults/Ped 6+
CRSsNP Adults/Adol 12+

- Approved by FDA and/or EC
- Under regulatory review/submitted
- Investigational indications

Dupixent's differentiated mechanism of action can benefit patients suffering from multiple Type 2 allergic diseases

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This slide contains investigational indications for dupilumab that have not been approved by any regulatory authority.

Dupixent & itepekimab: two opportunities to address high unmet need in COPD

DUPIXENT® (dupilumab)

- Potential to address Type 2 COPD in both current and former smokers
- Two Phase 3 studies ongoing:
  - ✓ BOREAS fully enrolled
  - ✓ NOTUS enrolling
- BOREAS achieved pre-specified interim efficacy threshold, triggering initiation of NOTUS study
- Key inclusion criteria: Eosinophils ≥300/µl
- BOREAS pivotal data expected in 1H 2023, NOTUS in 1H 2024

	Type 2	Non-Type 2
Former Smokers (70% of COPD patients)	**Dupixent or itepekimab** >350K patients	**Itepekimab only** ~600K patients
Current Smokers (30% of COPD patients)	**Dupixent only** ~150K patients	—

U.S., EU and Japan addressable patient number estimates

Itepekimab (anti IL-33)

- Potential to address COPD in former smokers
- Two Phase 3 studies ongoing:
  - ✓ AERIFY-1 enrolling
  - ✓ AERIFY-2 enrolling
- Demonstrated 42% reduction in exacerbations vs. placebo in Phase 2 study of former smokers
- No inclusion criteria for eosinophil count
- Pivotal data from both AERIFY studies expected in 2024

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REGENERON

This slide contains investigational drug candidates and indications that have not been approved by any regulatory authority.

Tumor Type Initial Indication Data Disclosures 2H 2022 Hematology Lymphoma Multiple myeloma Dermato - oncology Neoadjuvant CSCC First - line advanced melanoma Other Solid Tumors MET - altered advanced NSCLC Advanced NSCLC Ovarian cancer (2L+) Metastatic castration - resistant prostate cancer Meaningful advances in oncology in 2022 14 Indicates pivotal or potentially pivotal study This slide contains investigational drug candidates and indications that have not been approved by any regulatory authority. Odronextamab Linvoseltamab Cemiplimab Cemiplimab PSMAxCD28 Ubamatamab METxMET Cemiplimab Fianlimab indicates data readout Cemiplimab Fianlimab FDA approved in November 2022 for first - line use in combination with platinum - based chemotherapy One of two PD - 1/L1 antibodies FDA - approved for use in combination with chemotherapy irrespective of histology or PD - L1 expression levels

J.P. Morgan Healthcare Conference 2023 Research & Pipeline Update 15 George D. Yancopoulos, MD, PhD Co - Founder, President & Chief Scientific Officer

Evolution of Regeneron’s turn - key technologies powering our science and pipeline Biologicals: Turn - Key Therapeutic Platforms Genetic Medicines: Turn - Key Therapeutic Platforms Antibodies Traps Gene Therapy siRNA Genome editing (insertion/knockout) CRISPR/Cas9 Tech | RNAi | Next - Gen Editing | Viral Vector Tech | AAV UNLOCKING POWER OF HUMAN GENETICS CD3 bispecifics Costimulatory bispecifics Regeneron is founded COMMITMENT TO MOUSE GENETICS MOUSE GENETICS »»» VELOCIMMUNE MOUSE with humanized immune system »»» Multiple approved & clinical – stage antibodies & bispecifics Regeneron Genetics Center »»» Over 2M Humans Sequenced »»» Targets and Genetic Medicine Pipeline | | | | | 16

Meaningful advances across therapeutic areas in 2022

Ophthalmology

EYLEA (VEGF Trap)
- Received six months of **pediatric exclusivity**
- sBLA accepted for Priority Review in **Retinopathy of Prematurity**

AFLIBERCEPT 8 MG (VEGF Trap)
- Positive pivotal data in **wet Age-related Macular Degeneration** and **Diabetic Macular Edema**
- BLA submitted, with priority review voucher

Immunology

DUPIXENT (anti-IL-4/IL-13)
- FDA and EC approval as **first and only** treatment indicated for **Prurigo Nodularis**
- FDA approval as **first treatment** indicated for **Eosinophilic Esophagitis**; recommended for EU approval by the CHMP
- FDA approval as **first biologic** for pediatric (6mos – 5yrs) **Atopic Dermatitis**
- EC approval in pediatric (6 – 11yrs) **Asthma**
- sBLA submitted for **Chronic Spontaneous Urticaria**

Oncology

LIBTAYO (anti-PD-1)
- FDA approval in combination with chemotherapy for **1L advanced NSCLC**
- EC and Japan approval in **2L Cervical Cancer**

OTHER ONCOLOGY
- Positive data presented for fianlimab + Libtayo in advanced **Melanoma** and advanced **NSCLC**
- Initial data presented for **novel bispecifics in solid tumors** (METxMET, ubamatamab)
- First data for PSMAxCD28 + Libtayo showed encouraging anti-tumor activity in **mCRPC**
- Potentially pivotal Phase 2 data presented for odronextamab in **B-NHL** and linvoseltamab in **Myeloma**

Broader Pipeline
- sBLA accepted for priority review for Evkeeza in **pediatric HoFH**
- BLA submitted for pozelimab in **CHAPLE**
- Reported rapid, deep, and sustained TTR reduction after single dose of **NTLA-2001**
- Preliminary data reported for **siRNA for HSD17B13** in NASH showing robust target knockdown
- Discovered rare mutations in CIDEB gene that protect against liver disease; published in **NEJM**
- Inmazeb won prestigious "Best Biotechnology Product" Prix Galien award for treatment of **Ebola**

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This slide contains investigational drug candidates and indications that have not been approved by any regulatory authority.

Tumor - Targeted Biparatopics Designed to disrupt cellular signaling and/or deliver a cytotoxic drug to tumor cells Unique flexibility of internally developed pipeline drives potential for novel and differentiated combinations 18 CD3 Bispecifics : “Signal 1” Designed to bridge tumor - associated antigens on cancer cells with CD3 - expressing T cells, resulting in potential local T - cell activation and cytotoxicity PD - 1 Inhibitor CD28 Bispecifics: “Signal 2” Designed to increase the activity of T cells that recognize tumor antigens by augmenting costimulatory signals Modulating immune response Designed to overcome the tumor suppressive microenvironment (e.g., by inhibition of checkpoints, or targeted delivery of immuno - modulators)

Unique flexibility of internally developed pipeline drives potential for novel and differentiated combinations

CD3 Bispecifics: "Signal 1"

- Odronextamab (CD20xCD3) — R/R B-NHL, CLL
- Linvoseltamab (BCMAxCD3) — R/R Multiple Myeloma
- PSMAxCD3 (REGN4336) — Metastatic prostate cancer
- MUC16xCD3 (REGN4018) — Recurrent ovarian cancer
- PSMAxCD3 (REGN4336) + Cemiplimab (PD-1) — Metastatic prostate cancer
- Ubamatamab (MUC16xCD3) + Cemiplimab (PD-1) — Recurrent ovarian cancer
- Recurrent ovarian cancer — Ubamatamab (MUC16xCD3) + MUC16xCD28 (REGN5668)
- Metastatic prostate cancer — PSMAxCD3 (REGN4336) + PSMAxCD28 (REGN5678)
- R/R B-NHL — Odronextamab (CD20xCD3) + CD22xCD28 (REGN5837)

CD28 Bispecifics: "Signal 2"

- Metastatic prostate cancer — PSMAxCD28 (REGN5678) + Cemiplimab (PD-1)
- Solid tumors — EGFRxCD28 (REGN7075) + Cemiplimab (PD-1)
- Recurrent ovarian cancer — MUC16xCD28 (REGN5668) + Cemiplimab (PD-1)



CD3 Bispecific Antibodies
Tumor-Targeted (Biparatopic) Bispecific Antibodies
PD-1 Inhibitor
CD28 Bispecific Antibodies
Other Immuno-Modulating Agents

Tumor-Targeted Biparatopics

- METxMET (REGN5093) — MET-altered advanced NSCLC
- METxMET ADC (REGN5093-M114) — MET over-expressing advanced NSCLC

Modulating immune response

- Cemiplimab (PD-1) + Fianlimab (LAG3) — Melanoma & other advanced malignancies
- Cemiplimab (PD-1) + GITR (REGN6569) — HNSCC
- Cemiplimab (PD-1) + vidutolimod (TLR9) — CSCC, MCC, BCC

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REGENERON

This slide contains investigational drug candidates that have not been approved by any regulatory authority.

Unique flexibility of internally developed pipeline drives potential for novel and differentiated combinations



CD3 Bispecifics: "Signal 1"
Odronextamab (CD20xCD3)
R/R B-NHL, CLL
Linvoseltamab (BCMAxCD3)
R/R Multiple Myeloma
PSMAxCD3 (REGN4336)
Metastatic prostate cancer
MUC16xCD3 (REGN4018)
Recurrent ovarian cancer
PSMAxCD3 (REGN4336)
Cemiplimab (PD-1)
Metastatic prostate cancer
Ubamatamab (MUC16xCD3)
Cemiplimab (PD-1)
Recurrent ovarian cancer
Recurrent ovarian cancer
Ubamatamab (MUC16xCD3)
MUC16xCD28 (REGN5668)
Metastatic prostate cancer
PSMAxCD3 (REGN4336)
PSMAxCD28 (REGN5678)
R/R B-NHL
Odronextamab (CD20xCD3)
CD22xCD28 (REGN5837)
CD28 Bispecifics: "Signal 2"
Metastatic prostate cancer
PSMAxCD28 (REGN5678)
Cemiplimab (PD-1)
Solid tumors
EGFRxCD28 (REGN7075)
Cemiplimab (PD-1)
Recurrent ovarian cancer
MUC16xCD28 (REGN5668)
Cemiplimab (PD-1)
CD3 Bispecific Antibodies
Tumor-Targeted (Biparatopic) Bispecific Antibodies
PD-1 Inhibitor
CD28 Bispecific Antibodies
Other Immuno-Modulating Agents
Tumor-Targeted Biparatopics
METxMET (REGN5093)
MET-altered advanced NSCLC
METxMET ADC (REGN5093-M114)
MET over-expressing advanced NSCLC
Modulating immune response
Cemiplimab (PD-1)
Fianlimab (LAG3)
Melanoma & other advanced malignancies
Cemiplimab (PD-1)
GITR (REGN6569)
HNSCC
Cemiplimab (PD-1)
vidutolimod (TLR9)
CSCC, MCC, BCC

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08006 01003 05007 '09001 05012 09002 02001 05006 08001 05002 05003 055001 05008 08005 05009 -100 -80 -60 -40 -20 0 20 40 60 80 100 01008 17001 07001 01007 07002 09003 05014 09004 01009 05016 07003 02004 02003 -100 -80 -60 -40 -20 0 20 40 60 80 100 Costim bispecifics may allow “cold” tumors to respond to immunotherapy 21 Signal 1 Signal 2 REGN5678 (PSMAxCD28) + Libtayo (PD - 1 antibody) Mechanism of Action • PSMA is highly expressed on prostate tumors • The combination of REGN5678 and Libtayo (cemiplimab) is designed to further increase the antitumor activity of T cells that recognize cancer cells by augmenting costimulatory “Signal 2” and blocking cancer cells from using the PD - 1 pathway to suppress T - cell activation REGN5678 + Libtayo : Initial Phase 1/2 data show dose - dependent anti - tumor activity for PSMAxCD28 when combined with Libtayo Patients from REGN5678 dose levels 1 - 5 Patients from REGN5678 dose levels 6 - 8 • REGN5678: Potential to overcome mCRPC resistance to PD - 1 inhibition • DL 1 - 5 (n=17): Minimal anti - tumor activity and no ≥Gr3 irAEs • DL 6 - 8 (n=16): Dose - dependent responses observed with correlated irAEs • ≥Grade 3 immune - related adverse events only occurred in certain patients with anti - tumor activity *Aug 3, 2022 press release , Sep 2022 ESMO REGN Investor Event. Preliminary data. DL3 DL4 DL5 DL2 DL1 DL8 DL7 DL6 Best PSA change from baseline (%) Best PSA change from baseline (%) Initial PSMAxCD28 + Libtayo clinical data show responses in tumors resistant to anti - PD - 1 monotherapy

PSMAxCD28 + Libtayo demonstrated profound anti - tumor activity in tumor type historically resistant to anti - PD - 1 monotherapy 22 Key takeaways from initial PSMAxCD28 data • Minimal PSMAxCD28 anti - tumor activity at lower doses, as predicted by preclinical models • Anti - tumor activity amplified with Libtayo initiation • ≥Gr 3 immune - related adverse events only occurred in certain patients with anti - tumor activity “Index patient” (DL6) experiencing ongoing response ~1.5 years after initial dosing* • Maintained PSA levels below the limit of detection^ • Disappearance of soft tissue disease • Normalizing bone scan with negative PSMA PET scan^ * Patient discontinued therapy after 7 weeks due to due to a Gr3 irAE of the skin that resolved with treatment ^ Per physician report At DL8, 3 of 4 patients showed profound PSA responses upon initiation combination therapy 0 500 1000 W0 W3… W6 W9 HLH PSA (ng/ml) 0 20 40 60 W0 W3… W6 W9 W12 Patient 1009 Treatment held at W9 Patient 2004 Patient passed away W13 Initiate PSMAxCD28 Initiate Libtayo PSA (ng/ml) 0 100 200 300 W0 W3… W6 W9 W12 W15 PSA (ng/ml) Dosing schedule per protocol AIDP Gr 3 PR PR SD Hepatitis Gr 2 Patient 7003 Treatment held for 1 week between W9 and W10

Costimulatory bispecifics platform: status and next steps

Costimulatory bispecifics will be combined with both Libtayo and a growing list of CD3 bispecifics

Prostate Cancer

PSMAxCD28 (REGN5678) + Libtayo

- ☑ Share initial Phase 1 data
- ○ Present Phase 1 data at a medical meeting in 1H23
- ○ Select go-forward dose(s) in 2023

PSMAxCD28 (REGN5678) + PSMAxCD3 (REGN4336)

- ○ Phase 1 study planned
- ○ Initial data in 2024+

Ovarian Cancer

MUC16xCD28 (REGN5668) + Ubamatamab (MUC16xCD3)

- ☑ Initiate Phase 1 (dose escalation)
- ○ Initial data in 2024

MUC16xCD28 (REGN5668) + Libtayo

- ☑ Initiate Phase 1 (dose escalation)
- ○ Initial data in 2023

EGFR + Solid Tumors

EGFRxCD28 (REGN7075) + Libtayo

- ☑ Phase 1 early dose escalation data presented at SITC 2022
- ○ Present updated data in 2023

Hematology

CD22xCD28 (REGN5837) + Odronextamab (CD20xCD3)

- ☑ Supportive preclinical data presented at SITC 2022*
- ○ Phase 1/2 study in DLBCL to initiate 1H 2023

TAAxCD28 + Linvoseltamab (BCMAxCD3)

- ○ Phase 1 study in 3L+ multiple myeloma to initiate in 2023

*Skokos, D., Wei, J., et al. (2022). *Science Translational Medicine*. https://doi.org/10.1126/scitranslmed.abn1082

This slide contains investigational drug candidates that have not been approved by any regulatory authority.

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Dual LAG-3 and PD-1 blockade may provide enhanced immune activation vs. anti-PD-1 alone

Robust clinical development program underway



REGN3767
(Anti-LAG-3)
LAG-3
APC
pMHC II
PD-L1
RE-ACTIVATED
T-CELL
pMHC I
TCR
DYING
CANCER
CELL
PD-L1
PD-1
cemiplimab-rwlc
(Anti-PD-1)
PD-1
cemiplimab-rwlc
(Anti-PD-1)

- Lymphocyte-activation gene 3 (LAG-3) is an immune checkpoint receptor that delivers an inhibitory signal to activated T cells
- LAG-3 expression in melanoma biopsies has been shown to be associated with therapeutic resistance to anti–PD-1, suggesting that inhibiting LAG-3 in addition to PD-1 may enhance the anti-tumor effect

Fianlimab (anti-LAG-3) + Libtayo (anti-PD-1)

Melanoma

- Two metastatic melanoma cohorts showed a consistent and strong efficacy signal
- Phase 3 studies in 1L advanced melanoma and adjuvant melanoma ongoing
- Phase 3 study in perioperative melanoma initiating in 1H 2023

NSCLC

- Promising early data presented from expansion cohort of the FIH study
- Phase 2/3 studies initiating in 1L advanced NSCLC (1H 2023) and perioperative NSCLC (2H 2023)

Exploring additional indications

- Neoadjuvant breast cancer: I-SPY study of fianlimab+Libtayo+paclitaxel, data presented in 2H 2022
- Science-led development for potential additional indications

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This slide contains investigational drug candidates that have not been approved by any regulatory authority.

Fianlimab + Libtayo: competitive efficacy in 1L metastatic melanoma Data from second anti - PD - (L)1 - naïve metastatic melanoma cohort confirmed strong efficacy signal observed in first cohort 25 Tumor response waterfall plot by investigator assessment (melanoma anti – PD - (L)1 - naïve patients, cohorts 6 and 15) PD SD PR CR 100 Best percent change from baseline 80 60 40 20 - 100 0 - 20 - 40 - 60 - 80 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 76 75 Patients (N=76) *Anti – PD - 1/PD - L1 naïve cohorts, Fianlimab 1600 mg + cemiplimab 350 mg IV every 3 weeks, for up to 51 weeks, Prior systemic therapies, including prior adjuvant therapie s, excluded for cohort 15. Data cut - off date: 1 Jul 2022 † Long, G. (March 2022). Abstract 360385: Relatlimab and nivolumab versus nivolumab in previously untreated metastatic or unresectable melanoma: Overall survival and response rat es from RELATIVITY - 047 [Presentation]. ASCO Plenary Series 2022. This slide contains investigational drug candidates that have not been approved by any regulatory authority. No direct head - to - head data available – caution advised when comparing results of different clinical studies. % (n), unless otherwise s tated Cohort 6* (N=40) Cohort 15* (N=40) Cohort 6 + 15 (N=80) RELATIVITY - 047 (nivolumab & relatlimab - rmbw) (N=355) † ORR, % (95% CI) 62.5 (45.8, 77.3) 65.0 (48.3, 79.4) 63.8 (52.2, 74.2) 43 (38, 48) Complete response 15.0 (6) 2.5 (1) 8.8 (7) 16 (58) Partial response 47.5 (19) 62.5 (25) 55.0 (44) 27 (95) Stable disease 17.5 (7) 15.0 (6) 16.3 (13) 17 (61) Progressive disease 15.0 (6) 15.0 (6) 15.0 (12) 30 (105) NE/Unknown 5.0 (2) 5.0 (2) 5.0 (4) 8 (27) DCR 80.0 (32) 80.0 (32) 80.0 (64) 62.8 (223) KM - estimated PFS, median (95% CI), mos 24 (4.2, NE) NR (7.5, NE) 24 (9.9, NE) 10.2 (6.5, 14.8) DOR, median (95% CI), mos NR (11.9, NE) NR (6.3, NE) NR (22.6, NE) NR (29.6, NR) OS, HR (95% CI) - - - 0.80 (0.64, 1.01) Safety profile of fianlimab + Libtayo combination similar to anti - PD - 1 monotherapy

Poised to advance oncology pipeline in 2023 and beyond

Tumor Type	Initial Indication	Upcoming Expected Data Disclosure: 2023	Upcoming Expected Data Disclosure: 2024+
Hematology	Lymphoma	Odronextamab ✪	
	Multiple myeloma	Linvoseltamab ✪	
Dermato-oncology	Neoadjuvant CSCC	Cemiplimab	
	Adjuvant CSCC		Cemiplimab ✪
	Advanced CSCC (2L)		Vidutolimod + Cemiplimab
	Perioperative and adjuvant melanoma		Fianlimab + Cemiplimab ✪
	First-line advanced melanoma	Fianlimab + Cemiplimab	Fianlimab + Cemiplimab ✪
Other Solid Tumors	MET-altered advanced NSCLC		METxMET ADC
	Perioperative and advanced NSCLC		Fianlimab + Cemiplimab ✪
	Ovarian cancer (2L+)	Ubamatamab + Cemiplimab	
		MUC16xCD28 + Cemiplimab	
			Ubamatamab + MUC16xCD28
	Metastatic castration-resistant prostate cancer	PSMAxCD28 + Cemiplimab	PSMAxCD3 + Cemiplimab
			PSMAxCD3 + PSMAxCD28
	SCCHN		GITR + Cemiplimab
	EGFR+ solid tumors	EGFRxCD28 + Cemiplimab	

✪ indicates pivotal or potentially pivotal study

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This slide contains investigational drug candidates that have not been approved by any regulatory authority.

Next-gen COVID antibody binds outside variable RBD and has demonstrated high neutralization activity against all known variants and lineages

Differentiated vs. prior antibody approaches

- Binding site outside of immunodominant, highly variable RBD and NTD regions, lowering risk of losing activity against future variants
- Targeted epitope highly conserved, with over 99.9% conservation since beginning of the pandemic
- Demonstrated high neutralization potency against all known SARS-CoV-2 variants and lineages to date

Targeting treatment and prophylactic setting

- In the U.S. alone, millions of immuno-compromised people will not adequately respond to vaccination
- Antibodies can be dosed prophylactically to prevent infection and severe COVID-19 disease

Variant	Lineage	REGEN-COV*	Xevudy†	Evusheld^	Bebtelovimab¶	REGN14287
	D614G	✓✓✓	✓✓	✓✓✓	✓✓✓	✓✓✓
Omicron	BA.2	✓	✓	-	✓✓✓	✓✓✓
	BA.4/5	✓	✓	✓✓	✓✓✓	✓✓✓
	BA.4.6	✗	✗	✗	✓✓✓	✓✓✓
	BA.2.75	✗	✓	-	✓✓✓	✓✓✓
	BQ.1	✗	✓	✗	✗	✓✓✓
	BQ.1.1	✗	✗	✗	✗	✓✓✓
	XBB	✗	✓	✗	✗	✓✓✓

NOTE: Neutralizing activity from published studies or measured by Regeneron using publicly available sequences.

✓✓✓ High neutralizing activity (IC50<10^{-10} M) ✓✓ Limited neutralizing activity (10^{-10} M<IC50<10^{-9} M) ✓ Low neutralizing activity (10^{-9} M<IC50<10^{-8} M) ✗ No neutralizing activity (IC50>10^{-8} M) - Not evaluated for neutralizing activity

Anticipate initiating REGN14287 clinical trial in 2023, pending regulatory discussions

* REGEN-COV (casirivimab (REGN10933) and imdevimab (REGN10987)) was developed by Regeneron Pharmaceuticals, Inc. REGEN-COV is currently not authorized for use.
† Xevudy (sotrovimab, also known as VIR-7831 and GSK4182136) was developed by GlaxoSmithKline plc and Vir Biotechnology, Inc.
^ Evusheld (AZD7442, combination of tixagevimab (AZD8895) and cilgavimab (AZD1061)) was discovered by Vanderbilt University Medical Center and licensed to AstraZeneca.
¶ Bebtelovimab (LY-CoV1404; LY3853113) was discovered by AbCellera and the National Institute of Allergy and Infectious Diseases (NIAID) Vaccine Research Center and was licensed to Eli Lilly and Company.

This slide contains investigational drug candidates that have not been approved by any regulatory authority.

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Genetic Medicines: Turn - Key Therapeutic Platforms Gene Therapy siRNA Genome editing (insertion/knockout) CRISPR/Cas9 Tech | RNAi | Next - Gen Editing | Viral Vector Tech | AAV Biologicals: Turn - Key Therapeutic Platforms Antibodies Traps CD3 bispecifics Costimulatory bispecifics Evolution of Regeneron’s turn - key technologies powering our science and pipeline UNLOCKING POWER OF HUMAN GENETICS Regeneron is founded Regeneron Genetics Center »»» Over 2M Humans Sequenced »»» Targets and Genetic Medicine Pipeline COMMITMENT TO MOUSE GENETICS MOUSE GENETICS »»» VELOCIMMUNE MOUSE with humanized immune system »»» Multiple approved & clinical – stage antibodies & bispecifics BIOLOGICS TO TARGET GENETIC MEDICINES | | | | | 28

Optimizing genetic medicines with antibody - targeted delivery Improving delivery technologies to create the next generation of genetic medicines 29 Systemic delivery mostly targets the liver Local delivery Current options for genetics medicines delivery Our vision Specifically target any cell type with systemic delivery or Capitalizing on Regeneron’s expertise in biologics by deploying antibody technologies that more efficiently deliver payloads to potentially address challenging genetic diseases Liver “overloaded” when attempting to target other organs Achieved proof - of - concept in non - human primates

Regeneron-discovered, approved and investigational medicines across a wide and diverse set of diseases

Phase 1

fianlimab (LAG-3)
REGN4336 (PSMAxCD3)
REGN5093 (METxMET)
REGN5093-M114 (METxMET ADC)
REGN5668 (MUC16xCD28)
REGN5678 (PSMAxCD28)
REGN6569 (GITR)
REGN7075 (EGFRxCD28)

odronextamab (CD20xCD3)
linvoseltamab (BCMAxCD3)
REGN5459 (BCMAxCD3)
REGN7257 (IL-2Rg)
REGN9933 (Factor XI)
REGN7999 (TMPRS6)
NTLA-2001# (TTR)

REGN5381/REGN9035 (NPR1)
ALN-HSD (HSD17B13)
ALN-APP ‡ (APP)
ALN-PNP ‡ (PNPLA3)
"Next-Gen" COVID Antibodies (SARS-CoV-2)

Phase 2

cemiplimab (PD1)
vidutolimod (TLR9)
ubamatamab (MUC16xCD3)

odronextamab (CD20xCD3)
pozelimab (C5)
linvoseltamab (BCMAxCD3)

mibavademab (LEPR)
REGN5381/REGN9035 (NPR1)

sarilumab* (IL-6R)
dupilumab* (IL-4R)

Phase 3

cemiplimab (PD1)
fianlimab (LAG-3)

aflibercept° (VEGF)
aflibercept 8 mg° (VEGF)

dupilumab* (IL-4R)
itepekimab* (IL-33)
REGN5713-5714-5715 (Bet v 1)

alirocumab (PCSK9)
garetosmab (Activin A)

pozelimab + cemdisiran ‡ (C5xC5)

Approved

Arcalyst® (rilonacept) Injection for Subcutaneous Use
EYLEA® (aflibercept) Injection For Intravitreal Injection
ZALTRAP® (ziv-aflibercept) Injection for Intravenous Infusion
Praluent® (alirocumab) Injection 75mg/mL 150mg/mL
DUPIXENT® (dupilumab)
KEVZARA® (sarilumab)
LIBTAYO® (cemiplimab-rwlc) Injection 350 mg
Inmazeb™ (atoltivimab, maftivimab, and odesivimab - ebgn) Injection
Evkeeza® (evinacumab-dgnb) Injection

OPHTHALMOLOGY | SOLID ORGAN ONCOLOGY | HEMATOLOGY | GENERAL MEDICINE | I&I

Collaboration with: * Sanofi; ^ Roche; ‡ Alnylam; # Intellia; « Ultragenyx; ° Bayer

Over 30 product candidates

As of January 2023
Regeneron received a CRL in December 2022 for the REGEN-COV BLA.

This slide contains investigational drug candidates that have not been approved by any regulatory authority.

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Multiple potential FDA submissions: 2022-2024+

2022	2023	2024+	
EYLEA ✓ Retinopathy of Prematurity	**DUPIXENT*** CINDU-Cold (2H)	**LIBTAYO** Adjuvant CSCC	**Itepekimab*** COPD
DUPIXENT* ★ Eosinophilic Esophagitis	**DUPIXENT*** Pediatric EoE (mid)	**DUPIXENT*** Type 2 COPD	**Fianlimab + LIBTAYO** Advanced Melanoma
DUPIXENT* ★ Prurigo Nodularis	**PRALUENT** Pediatric HeFH (mid)	**DUPIXENT*** CRSsNP	**Pozelimab ± cemdisiran+** C5-mediated diseases
DUPIXENT* ✓ Chronic Spontaneous Urticaria	**Odronextamab** B-Cell NHL (2H)	**DUPIXENT*** CPUO	**Garetosmab** FOP
EVKEEZA ✓ Pediatric HoFH	**Linvoseltamab** R/R Multiple Myeloma (2H)	**DUPIXENT*** Bullous Pemphigoid	
KEVZARA* ✓ Polymyalgia Rheumatica		**Aflibercept 8 mg** RVO	
Aflibercept 8 mg ✓ ⏱ Wet AMD/DME			
Pozelimab ✓ CHAPLE Syndrome			

★ Submission accepted and approved in 2022
✓ (green) Accepted submission
✓ (grey) Submission complete, pending acceptance
⏱ Using priority review voucher

BLA **sBLA**

* In collaboration with Sanofi. + In collaboration with Alnylam.
An sBLA for an every 16-week dosing regimen for EYLEA (aflibercept 2 mg) in patients with diabetic retinopathy was withdrawn from FDA review in January 2023.

This slide contains investigational drug candidates that have not been approved by any regulatory authority.

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2023 key upcoming milestones 32 Ophthalmology • FDA decision for EYLEA in ROP (Q1) • BLA acceptance for aflibercept 8 mg in DME and wAMD (Q1) • FDA decision and potential U.S. launch of aflibercept 8 mg (Q3) • Two - year data for PHOTON (DME) and PULSAR ( wAMD ) (Q3) Dupixent • sBLA acceptance for CSU (Q1) • EC decision on pediatric AD (6mo – 5yr) and EoE (1H) • Report data for Phase 3 studies in CINDU - Cold and Type 2 COPD (1H) • Submit sBLA for pediatric EoE (mid) and CINDU - Cold (2H) • FDA decision on CSU (Q4) Pozelimab (anti - C5 antibody) • BLA acceptance (1H) and FDA decision (2H) on CHAPLE Solid Organ Oncology • Initiate Phase 3 study for fianlimab+Libtayo in perioperative melanoma ( 1H) as well as Phase 2/3 studies in 1L advanced NSCLC (1H) and perioperative NSCLC (2H ) • Report additional data for PSMAxCD28+Libtayo • Report initial data across solid organ oncology, including for CD3 bispecifics and CD28 costimulatory bispecifics • EC decision for Libtayo in combination with chemotherapy in 1L advanced NSCLC (1H) Odronextamab (CD20xCD3) • Initiate confirmatory studies in FL and DLBCL, including in earlier lines ( 1H ) • Initiate Phase 1 study in combination with REGN5837 (CD22xCD28) in aggressive B - NHL (1H) • Submit BLA in B - NHL (2H) Linvoseltamab (BCMAxCD3) • Initiate confirmatory studies in MM, including in earlier lines (1H) • Initiate Phase 1 study in combination with TAAxCD28 in MM (2H) • Submit BLA in 3L+ MM (2H) This slide contains investigational drug candidates that have not been approved by any regulatory authority.

Three responsibility focus areas all reflect our “ doing well by doing good ” ethos 33 Our mission: Use the power of science to repeatedly bring new medicines to people with serious diseases Improve the lives of people with serious diseases Foster a culture of integrity and excellence Build sustainable communities 1 2 3 • Product quality and safety • Diverse, healthy and engaged workforce • Ethics and integrity • STEM education - sponsorship of top science competitions: • Regeneron Science Talent Search • Regeneron International Science and Engineering Fair • Environmental sustainability • Pipeline innovation • Access to medicine and fair pricing • Patient advocacy

Q&A 34 George D. Yancopoulos , MD, PhD Co - Founder, President & Chief Scientific Officer Marion McCourt EVP, Head of Commercial Leonard S. Schleifer, MD, PhD Co - Founder, President & Chief Executive Officer

Allocated ~$3.4 billion* to business development and share repurchases in 2022

Internal Investment
in our world-class R&D capabilities and capital expenditures to support sustainable growth

- **$1.8 billion** investment in Tarrytown R&D facilities announced in July 2021
- Continued investments in research and development and manufacturing capacity

Business Development
to expand pipeline and maximize commercial opportunities

- **Libtayo acquisition** provides flexibility on existing and future oncology collaborations involving Libtayo combinations
- Acquisition of Checkmate Pharmaceuticals and collaboration with CytomX to **expand immuno-oncology pipeline**

Repurchase Shares

- Deploy excess cash to opportunistically repurchase shares
- Approximately **$9.8 billion*** in share repurchases since November 2019, including **~$2.1 billion*** in 2022

* Based on preliminary, unaudited results.

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Recast GAAP Income Statement including IPR&D for Q4 2021 36 In Q4 2022, Regeneron expects to record an acquired in - process research and development (IPR&D) charge of approximately $30 million ‡ related to an up - front payment in connection with the Company's collaboration with CytomX Therapeutics, Inc. which is expected to negatively impact each GAAP and non - GAAP diluted earnings per share by approximately $0.21 ‡ ° Beginning with the first quarter of 2022, the Company added a new line item, Acquired in - process research and development, to its Condensed Consolidated Statements of Operations. This line item includes in - process research and development acquired in connection with asset acquisitions as well as up - front/opt - in payments related to license and collaboration agreemen ts. Amounts recorded to Acquired in - process research and development would have historically been recorded to Research and development expenses. * IPR&D charge primarily related to $34 million aggregate up - front payments in connection with our collaboration agreement with Nykode Therapeutics. ^ IPR&D charge primarily related to a $20 million opt - in payment in connection with a product candidate under our collaboration agreement with Adicet Bio, Inc. † IPR&D charge primarily related to a $195 million charge related to the Company's acquisition of Checkmate. ‡ Based on preliminary, unaudited results.

Abbreviations and Definitions

Abbreviation	Definition	Abbreviation	Definition	Abbreviation	Definition
1L	Front line	FIH	First in human	PSA	Prostate-specific antigen
2L+	Second line and beyond	FL	Follicular lymphoma	PSMA	Prostate-specific membrane antigen
3L+	Third line and beyond	FOP	Fibrodysplasia ossificans progressive	PTI	Personalized treatment interval
AD	Atopic dermatitis	GAAP	Generally accepted accounting principles	RBD	Receptor binding domain
AFRS	Allergic fungal rhinosinusitis	GITR	Glucocorticoid-induced TNFR-related protein	ROP	Retinopathy of prematurity
BCC	Basal cell carcinoma	HeFH	Heterozygous familial hypercholesterolemia	ROW	Rest of world
BCMA	B-cell maturation antigen	HNSCC	Head and neck squamous cell carcinoma	RVO	Retinal vein occlusion
BLA	Biologics license application	HoFH	Homozygous familial hypercholesterolemia	sBLA	Supplemental biologics license application
B-NHL	B-cell non-Hodgkin's lymphoma	HR	Hazard ratio	SCCHN	Squamous cell carcinoma of the head and neck
BP	Bullous pemphigoid	IC50	Half maximal inhibitory concentration	SD	Stable disease
CHAPLE	CD55-deficient protein-losing enteropathy	irAE	Immune-related adverse event	TAA	Tumor-associated antigen
CHMP	Committee for medicinal products for human use	LAG-3	Lymphocyte-activation gene 3	TCR	T-cell receptor
CI	Confidence interval	M	Molar	TTR	Transthyretin protein
CIndU-COLD	Chronic inducible urticaria – cold	mCRPC	Metastatic castration-resistant prostate cancer	VEGF	Vascular endothelial growth factor
CLL	Chronic lymphocytic leukemia	MCC	Merkel cell carcinoma	wAMD	Wet age-related macular degeneration
COPD	Chronic obstructive pulmonary disease	MM	Multiple myeloma		
CPUO	Chronic pruritis of unknown origin	MUC16	Mucin 16		
CR	Complete response	NASH	Non-alcoholic steatohepatitis		
CRL	Complete response letter	NE	Not estimable		
CRSsNP	Chronic sinusitis without nasal polyposis	NEJM	New England Journal of Medicine		
CRSwNP	Chronic sinusitis with nasal polyposis	NR	Not reached		
CSCC	Cutaneous squamous cell carcinoma	NSCLC	Non-small cell lung cancer		
CSU	Chronic spontaneous urticaria	NTD	N-terminal domain		
DCR	Duration of complete response	OS	Overall survival		
DL	Dose level	PD-1/PD-(L)1	Programmed cell death protein/(ligand) 1		
DLBCL	Diffuse large B-cell lymphoma	PET scan	Positron emission tomography scan		
DME	Diabetic macular edema	PFS	Progression-free survival		
DOR	Duration of response	pMHC	Peptide-major histocompatibility complex class I		
EC	European Commission	PMR	Polymyalgia rheumatica		
EGRF	Epidermal growth factor receptor	PN	Prurigo nodularis		
EoE	Eosinophilic esophagitis	PR	Partial response		

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